AMENDMENT NO. 3 TO THE SECOND AMENDED AND RESTATED MASTER INDENTURE This Amendment No. 3 to the Second Amended and Restated Master Indenture (this “Amendment”), is entered into as of this 29th day of January, 2018, by and among Spirit Master Funding, LLC (“SMF”), Spirit Master Funding II, LLC (“SMF II”), Spirit Master Funding III, LLC (“SMF III”), Spirit Master Funding VI, LLC (“SMF VI”), Spirit Master Funding VIII, LLC (“SMF VIII” and, collectively with SMF, SMF II, SMF III and SMF VI, the “Issuers”) and Citibank, N.A., as indenture trustee (the “Indenture Trustee”). WITNESSETH: WHEREAS, the Issuers and the Indenture Trustee entered into that certain Second Amended and Restated Master Indenture, dated as of May 20, 2014 (as amended by that certain Amendment No. 1 thereto, dated as of November 26, 2014, and that certain Amendment No. 2 thereto, dated as of December 14, 2017 and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Master Indenture”); WHEREAS, the Issuers and the Indenture Trustee have entered that certain Series 2017-1 Supplement to the Master Indenture, dated as of December 14, 2017, in connection with the issuance of the Series 2017-1 Notes; WHEREAS, Section 8.01 of the Master Indenture permits the Issuers and the Indenture Trustee to amend the Master Indenture, subject to the conditions set forth therein; WHEREAS, the parties hereto desire, in accordance with Section 8.01 of the Master Indenture, to amend the Master Indenture as provided herein; and NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows: AGREEMENTS 1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Master Indenture. 2. Amendments to the Master Indenture. Section 8.01 of the Master Indenture is hereby amended by adding the following at the end of the last paragraph thereof: “; provided, however, that the Opinion of Counsel referred to in clause (iii) shall not be required with respect to any Class of Notes of any Series for which 100% of the Holders of such Class of Notes of such Series have waived such requirement in writing.” 3. Noteholder Consent and Waiver. By its signature below, each Series 2017-1 Noteholder consents to this Amendment. In addition, each Series 2017-1 Noteholder, by its signature below, hereby waives the requirement pursuant to Section 8.01 of the Master Indenture to provide 20 days’ prior written notice to the Rating Agencies of this Amendment, it being understood that the Rating Agency has also waived such requirement as permitted pursuant to

Section 12.08 of the Master Indenture. Other than as provided in this Section 3, the Series 2017- 1 Noteholders have not waived, are not hereby waiving, and have no intention of waiving, any other provision of the Master Indenture or Series 2017-1 Supplement and the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Series 2017-1 Noteholder under the Master Indenture or the Series 2017-1 Supplement. 4. Reference to and Effect on the Master Indenture; Ratification. (a) Except as specifically amended above, the Master Indenture is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. (b) Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Master Indenture, or constitute a waiver of any provision of any other agreement. (c) Upon the effectiveness hereof, each reference in the Master Indenture to “this Indenture”, “Second Amended and Restated Master Indenture”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Indenture, and each reference in any other Transaction Document to “Indenture”, “Master Indenture”, “Second Amended and Restated Master Indenture”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Master Indenture shall mean and be a reference to the Master Indenture as amended hereby. 5. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. 6. Counterparts; Facsimile Signature. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment. 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. 8. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof. 9. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. 10. Indenture Trustee. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Indenture Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Master Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee. 11. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.